Exhibit 2.2

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SXR URANIUM ONE INC.

MANAGEMENT SUPPORT AND LOCK-UP
AGREEMENT

May                   , 2007

MANAGEMENT SUPPORT AND LOCK-UP AGREEMENT

THIS AGREEMENT made this        day of May, 2007.

BETWEEN:

                  (the “Shareholder”)

c/o Energy Metals Corporation
Suite 1238 - 200 Granville Street
Vancouver, BC  V6C 1S4

- and -

SXR URANIUM ONE INC., a corporation governed by the federal laws of Canada (“Uranium One”)

WHEREAS:

A.                                                                                   Uranium One and Energy Metals Corporation (“EMC” or the “Company”) are concurrently entering into the Combination Agreement pursuant to which, among other things and subject to the satisfaction of the provisions thereof, Uranium One will acquire all of the issued and outstanding common shares of EMC (“EMC Common Shares” and individually a “EMC Common Share”) and securities of EMC convertible or exercisable into, or exchangeable for, EMC Common Shares (“EMC Convertible Securities”) from their holders in accordance with the terms of the Combination Agreement (the foregoing and all other transactions contemplated by the Combination Agreement are referred to as the “Business Combination”).

B.                                                                                     As an inducement to Uranium One entering into the Combination Agreement, the Shareholder is desirous of entering into this Agreement.

C.                                                                                     The Shareholder recognizes that the Business Combination will be of benefit to the undersigned and will benefit EMC by, among other things, providing enhanced liquidity, and  acknowledges that Uranium One is relying on the following undertaking of the undersigned as an inducement to carrying out the Business Combination.

NOW THEREFORE in consideration of the premises, the covenants hereinafter contained, the sum of $1.00 and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In addition to the terms defined elsewhere herein, all terms used herein which are denoted with initial capital letters shall, unless otherwise expressly provided or unless there is something in the context or subject matter inconsistent therewith, have the following meanings assigned to them:

“Acquisition Proposal” means, any proposal or offer (written or oral) relating to any merger, consolidation, amalgamation, take-over bid, tender offer, arrangement, recapitalization liquidation, dissolution, share exchange, sale of assets representing more than 25% of the book value of the assets of EMC and its Subsidiaries, taken as a whole, any purchase or sale of shares or other securities of EMC or any of its Subsidiaries or rights or interest therein or thereto representing more than 25% of the voting power of the share capital of EMC or any of its Subsidiaries representing more than 25% of the book value of the assets of EMC and its Subsidiaries, taken as whole, or similar transactions involving EMC and/or such Subsidiaries, excluding the Business Combination and the transaction contemplated by this Agreement;

“Act” means the Securities Act (Ontario), as the same may be amended from time to time, superseded or replaced;

“Affiliate” shall have the meaning ascribed thereto in the Act;

“Agreement” means this agreement among the Parties hereto together with the Schedule hereto, as the same may be amended, from time to time, and the expressions “herein”, “hereof”, “hereto” “above”, “below” and similar expressions refer to this Agreement and, where applicable, to the Schedule hereto;

“Associate” shall have the meaning ascribed thereto in the Act;

 “Business Day” means a day, other than Saturday, Sunday, or a statutory or civic holiday in Johannesburg, South Africa, or Vancouver, British Columbia, Canada;

“Combination Agreement” means the combination agreement to be entered into by Uranium One and EMC contemporaneously herewith in order to effect the Business Combination;

“Company Meeting” means any meeting conducted, or any other action taken, by the Company (including any and all adjournments and postponements thereof) whereby it seeks a vote of the securityholders of the Company for the purpose of considering and approving the Business Combination and/or the Resolutions and/or any matter that could reasonably be expected to facilitate either or both of the foregoing;

“Effective Date” means the date upon which all of the conditions to the completion of the Business Combination have been satisfied or waived in accordance with the Combination Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of EMC or Uranium One, as the case may be, acting reasonably, or such other date as EMC and Uranium One may agree;

“Effective Time” means 2:00 p.m. (Vancouver time) on the Effective Date;

“EMC Warrants” means all unexercised warrants to acquire common shares of EMC,

a)              issued pursuant to a brokered private placement on April 6, 2006,

b)             issued pursuant to a brokered private placement on April 13, 2006,

c)              issued as agent’s compensation on April 6, 2006, and

d)             issued as finder’s fee warrants on April 13, 2006.

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, administrative body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent or agency, commission, board, or authority of any of the foregoing; (c) any self-regulatory authority or stock exchange; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Law” or “Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, written policies, judicial or arbitral or administrative or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity or statutory body;

“Owned Securities” means EMC Common Shares and other securities of EMC, including EMC Convertible Securities and EMC Common Shares issuable upon the exercise of thereof, that are directly or indirectly beneficially owned by the Shareholder or over which control or direction is exercised by the Shareholder directly or indirectly, which as at the date hereof are more particularly set forth in Schedule A, and includes any EMC securities acquired after the date hereof;

“Party” means a party to this Agreement and “Parties” means both parties to this Agreement;

“Person” means any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital,

unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, regulatory body or agency, government or Governmental Entity, however designated or constituted;

“Resolutions” means the resolution of two-thirds of EMC’s shareholders and EMC’s optionholders voting together as a single class approving the Business Combination and any other resolutions relating to the Business Combination, in each case to be considered at the EMC Meeting;

“Subsidiary” means any body corporate of which EMC, directly or indirectly through its interest in or control over one or more other bodies corporate, is entitled to elect a majority of the directors thereof and for greater certainty shall include any body corporate, over which EMC, directly or indirectly through its interest in or control over one or more other bodies corporate, exercises direction or control or which is in a like relation to EMC;

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of, or grant of a power of attorney over, such security or the beneficial ownership thereof, the offer to make or do any of the foregoing and each option, agreement, arrangement, instrument or understanding, whether or not in writing, to effect any of the foregoing;

“Uranium One Common Share” means a common share in the capital of Uranium One;

“Voting Securities” has the meaning ascribed thereto in Section 3.2.

1.2                                                                               Number and Gender

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3                                                                               Interpretation not Affected by Headings

The division of this Agreement into Articles, Sections, subsections, clauses, subclauses and the Schedule and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

ARTICLE 2
AGREEMENTS REGARDING BUSINESS COMBINATION

2.1                                                                               Business Combination

Uranium One hereby covenants and agrees, subject to the terms and conditions hereof, to use its commercially reasonable efforts to cause the Business Combination to be completed on the terms contemplated in this Agreement and the Combination Agreement.

2.2                                                                               Business Combination Structure

Among other things, the Business Combination will provide that each EMC Common Share issued and outstanding immediately prior to the Effective Time will be exchanged for 1.15 Uranium One Common Shares.

ARTICLE 3
AGREEMENTS REGARDING TRANSFER AND VOTING

3.1                                                                               Agreement not to Dispose prior to Business Combination

The Shareholder agrees that from and after the date hereof, until the date the Business Combination is completed or the Combination Agreement is terminated, except as contemplated by the following two sentences of this Section 3.1, the Shareholder will not Transfer or agree to Transfer any Owned Securities other than with Uranium One’s prior written consent. The Shareholder may dispose of EMC Common Shares for aggregate gross proceeds of not more than the aggregate exercise price of EMC Warrants owned by the Shareholder and it is confirmed that EMC Common Shares acquired upon the exercise thereof may not be Transferred except pursuant to the provisions of this Agreement. The Shareholder may Transfer any Owned Securities at any time with Uranium One’s consent, provided that, if any Transfer is consented to by Uranium One, it will be a condition precedent to such Transfer that the transferee agree to be bound by the terms of this Agreement to the same extent as the Shareholder is bound.  The Shareholder agrees that, from and after the date hereof, any EMC securities acquired by, or over which beneficial ownership or control or direction becomes directly or indirectly exercised, will also be subject to the provisions of this Agreement and will be considered to be “Owned Securities” for the purposes of this Agreement.

3.2                                                                               Voting in respect of Business Combination

The Shareholder agrees that from and after the date hereof until the date the Business Combination is completed or the Combination Agreement is terminated, (i) at such time as the Company conducts a Company Meeting or otherwise seeks approval of any of its securityholders for the purpose of approving the Business Combination, the Shareholder will vote or cause to be voted all Owned Securities over which the Shareholder has direct or indirect voting power and which are entitled to vote at the Company Meeting (the “Voting Securities”) in favour of approving the Business Combination and/or the Resolutions and/or any matter that could reasonably be expected to facilitate either or both of the foregoing, and (ii) the Shareholder will at any meeting of any of the securityholders of the Company vote or cause to be voted all of the Voting Securities against, and the Shareholder will not consent to or approve, any Acquisition Proposal or any action that would be inconsistent with the obligations of the Company under the Combination Agreement or in respect of the Business Combination. Without limiting the foregoing, it is understood that the obligations under clause (i) and (ii) above will remain applicable in respect of each meeting of securityholders of the Company, and any adjournment thereof, duly called for any of the purposes contemplated by such clauses regardless of the position of the board of directors of the Company as to the Business Combination and/or Resolutions at the time of such meeting, unless the Combination Agreement has been terminated.

3.3                                                                               Proxy in respect of Voting Securities

The Shareholder agrees to grant, execute and deliver to EMC (with a copy to Uranium One) at least two (2) Business Days prior to the relevant meeting or adjournment of securityholders of the Company an irrevocable proxy in favour of Uranium One or its nominee (if so directed by Uranium One) in order that all of the Voting Securities are voted in the manner contemplated by Section 3.2.

3.4                                                                               Agreement Not to Dispose After Business Combination

The Shareholder agrees that without the prior written consent of Uranium One, such consent not to be unreasonably withheld or delayed, during the period commencing upon the date that the Proxy Materials are mailed to the securityholders of the Company (the “Mailing Date”) and ending on the earlier of (a) the date upon which the Combination Agreement is terminated and (b) if the Business Combination is completed in accordance with the Combination Agreement, the date which is six months after the Mailing Date, the Shareholder will not Transfer or agree to Transfer more than 10% of the Uranium One Common Shares (less the number of Uranium One Common Shares that would have been issued to the Shareholder if he had not transferred EMC Common Shares pursuant to the second sentence of Section 3.1 hereof) or other shares of the Company or any other securities or instruments directly or indirectly convertible into, derivative of or exchangeable for Uranium One Common Shares or other shares of the Company, which are held or beneficially owned by the undersigned or its associates or affiliates on the date hereof or which the undersigned or its associates or affiliates may acquire subsequent to the date hereof including upon the exercise or conversion of any securities or instruments of the Company held by the undersigned or its associates or affiliates on the date hereof or acquired subsequently (such Uranium One Common Shares, together with all such other securities and instruments being referred to collectively as the “Subject Securities”).

3.5                                                                               Permitted Dispositions

Notwithstanding the restrictions on transfers described in Section 3.4 above, the Shareholder may transfer more than 10% of the Subject Securities to (i) a spouse, parent, child or grandchild of the undersigned or, if the undersigned is a corporation, of any director, officer or shareholder of the Shareholder (a “Relation”), (ii) a trust the only beneficiaries of which are any of the undersigned, any of the directors, officers or shareholders of the undersigned, and/or one or more of their Relations, or (iii) a corporation or other entity of which any of the undersigned, any of the directors, officers or shareholders of the undersigned, and/or their Relations are at all times the direct or indirect legal and beneficial owners of all of the outstanding securities or similar interests, provided that in each case the transferee agrees in writing with the Company and Uranium One to be bound by this undertaking in respect of future transfers.

3.6                                                                               Resale Restrictions under U.S. Securities Laws

The Shareholder understands that, due to the Shareholder’s position as a director or officer of EMC prior to the Business Combination, any securities of Uranium One that the Shareholder may receive in the Business Combination (collectively, the “Uranium One Securities”) will be subject to certain restrictions on resale as provided in Rule 145(d) under the

U.S. Securities Act of 1933, as amended (the “1933 Act”), which Rule generally provides that any sale or disposition by the Shareholder of any of the Uranium One Securities may only be made in accordance with the provisions of Rule 145(d), pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption thereunder (including the exemption provided by Regulation S under the 1933 Act for offers or sales of securities made outside of the United States).  The Shareholder agrees that the Shareholder will not make any sale, transfer or other disposition of the Uranium One Securities in violation of the 1933 Act or the rules and regulations thereunder, and will not sell, transfer, or otherwise dispose of Uranium One Securities issued to the Shareholder in the Business Combination unless (i) such sale, transfer or other disposition has been registered under the 1933 Act; (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 under the 1933 Act (to the extent such limitations apply pursuant to Rule 145(d)); (iii) such sale, transfer or other disposition is made in conformity with Regulation S under the 1933 Act or (iv) in the written opinion of counsel, which opinion and counsel will be reasonably acceptable to Uranium One, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.  The Shareholder understands that Uranium One is under no obligation to register the sale, transfer or other disposition of the Uranium One Securities by the Shareholder or to take any other action necessary to make compliance with an exemption from registration available.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                                                                               Representations and Warranties of the Shareholder

The Shareholder makes the following representations and warranties to Uranium One as an inducement to Uranium One to enter into this Agreement and the Combination Agreement and acknowledges that Uranium One is relying on such representations and warranties in so doing:

(a)                                  the Shareholder has good and sufficient power, capacity and right to enter into this Agreement and to complete the transactions and perform the Shareholder’s obligations contemplated hereby, this Agreement has been duly executed and delivered by the Shareholder, and this Agreement is a valid and binding agreement of the Shareholder enforceable by Uranium One against the Shareholder in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(b)                                 neither the entering into of this Agreement nor the performance by the Shareholder of any of the Shareholder’s obligations hereunder will constitute a breach of or violate or require any consent or constitute a default (whether after notice or lapse of time or both) under (i) any Laws to which the Shareholder or any of the Shareholder’s properties or assets are subject, (ii) any mortgage, bond, indenture, agreement, instrument, obligation or any other document to which the Shareholder is a party or by which any of its properties or assets are or may become bound, or (iii) any judgement, order, injunction, decree or award of any Governmental Entity that is binding on the Shareholder;

(c)                                  the Owned Securities set forth in Schedule A hereto are all of the EMC Common Shares and EMC Convertible Securities which the Shareholder directly or indirectly beneficially owns, or exercises control or direction, directly or indirectly, over (and neither the Shareholder nor any of its Associates or Affiliates holds or beneficially owns or controls, directly or indirectly, any other securities of EMC);

(d)                                 the Shareholder has the exclusive right to vote and grant proxies in respect of the Owned Securities as contemplated by this Agreement, and the Owned Securities are not subject to any encumbrance;

(e)                                  other than as contemplated by this Agreement, the Shareholder is not currently obligated to grant and has not granted and does not have outstanding any proxy in respect of any of the Owned Securities and has not granted any power of attorney or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of securityholders or give consents or approvals of any kind in respect of the Owned Securities;

(f)                                    none of the Owned Securities held by the Shareholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Shareholder to perform the Shareholder’s obligations with respect to the Owned Securities as set out in this Agreement;

(g)                                 the Shareholder is not aware of any current discussions between the Company, its Affiliates and/or Associates and any Person with respect to any Acquisition Proposal; and

(h)                                 the Shareholder will promptly notify Uranium One in writing upon any representation or warranty of the Shareholder contained in this Agreement becoming untrue or upon an obligation of the Shareholder not being complied with in any material respect.

4.2                                                                               Representations and Warranties of Uranium One

Uranium One makes the following representations and warranties to the Shareholder as an inducement to the Shareholder to enter into this Agreement and the Combination Agreement and acknowledges that the Shareholder is relying on such representations and warranties in so doing:

(a)                                  Uranium One is a validly existing corporation continued under the Canada Business Corporations Act, is in good standing, and has all requisite corporate power and authority to own its assets and conduct its business as now owned and conducted.

(b)                                 Uranium One has good and sufficient power, capacity and right to enter into this Agreement and to complete the transactions and perform its obligations contemplated hereby, this Agreement has been duly executed and delivered by Uranium One, and this Agreement is a valid and binding agreement of Uranium One enforceable by the Shareholder against Uranium One in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

(c)                                  neither the entering into of this Agreement nor the performance by the Uranium One of any of Uranium One’s obligations hereunder will constitute a breach of or violate or require any consent or constitute a default (whether after notice or lapse of time or both) under (i) any Laws to which Uranium One or any of Uranium One’s properties or assets are subject, (ii) any mortgage, bond, indenture, agreement, instrument, obligation or any other document to which Uranium One is a party or by which any of its properties or assets are or may become bound, or (iii) any judgement, order, injunction, decree or award of any Governmental Entity that is binding on Uranium One.

ARTICLE 5
COVENANTS OF THE SHAREHOLDER

5.1                                                                               Covenants of the Shareholder Regarding Business the Combination

Subject to Section 5.2, in consideration of Uranium One entering into the Combination Agreement and this Agreement, the Shareholder agrees, from and after the date hereof until the termination of this Agreement, that:

(a)                                  other than in connection with the Business Combination, the Shareholder will not and will not permit its Affiliates or Associates, directly or indirectly, through any officer, director, employee, advisor, representative or agent, or otherwise, to (a) solicit, initiate, facilitate, engage in or respond to or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) any inquiries, proposals or transactions involving EMC and/or its Subsidiaries regarding any Acquisition Proposal or potential Acquisition Proposal; (b) encourage or participate in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal; (c) accept or approve or recommend, or agree to accept, approve or recommend, any Acquisition Proposal or potential Acquisition Proposal; or (d) cause EMC to enter into any agreement, arrangement or understanding related to any Acquisition Proposal or potential Acquisition Proposal;

(b)                                 the Shareholder will not take any steps, directly or indirectly, which may in any way materially and adversely affect the Business Combination or the direct or indirect acquisition by Uranium One of any EMC Common Shares and/or EMC Convertible Securities under the Business Combination or take action of any kind which may reduce the likelihood of success or completion of the Business

Combination, including, any action or inaction to initiate, encourage, assist or participate in proposals or offers from any Person or group of Persons in connection with an Acquisition Proposal or any other transaction which interferes, by delay or otherwise, with the Business Combination;

(c)                                  the Shareholder will promptly notify Uranium One in writing upon receipt of any expression of interest, inquiry, proposal or offer from any Person relating to an Acquisition Proposal and will disclose to Uranium One the relevant details thereof of which the Shareholder has knowledge;

(d)                                 the Shareholder will not exercise any rights of dissent which may be available to the Shareholder under applicable Laws in connection with the Business Combination;

(e)                                  the Shareholder will forthwith notify Uranium One upon the acquisition of any additional EMC securities;

(f)                                    the Shareholder will take all action necessary to permit the voting of the Voting Securities in accordance with the terms of this Agreement; and

(g)                                 the Shareholder will promptly notify Uranium One in writing upon any representation or warranty of the Shareholder contained in this Agreement becoming untrue or upon an obligation of the Shareholder not being complied with in any material respect.

5.2                                                                               Exceptions

Nothing in Section 5.1 will prevent the Shareholder, if the Shareholder is a director or officer of EMC and solely in his or her capacity as such director or officer, from acting in accordance with the exercise of his or her fiduciary duties or other legal obligation to act in the best interests of the Company, if such action is required in order for the Shareholder to fulfil his or her fiduciary duty as a director and/or officer of EMC and provided that the board of directors of EMC has first obtained the written advice of legal counsel that such action is required by applicable Laws.

ARTICLE 6
TERMINATION

6.1                                                                               Termination

This Agreement shall terminate on the earliest to occur of the following:

(a)                                  the date which is six months after the Mailing Date;

(b)                                 the date upon which Uranium One and the Shareholder mutually agree in writing to terminate this Agreement or Uranium One terminates this Agreement in its sole discretion; or

(c)                                  the date of termination of the Combination Agreement.

The obligations of the Parties under Section 7.1 hereof shall survive the termination of this Agreement, notwithstanding anything herein to the contrary.

ARTICLE 7
GENERAL

7.1                                                                               Disclosure

No press release or other disclosure (public or otherwise) with respect to the existence or details of this Agreement, the Business Combination, Uranium One or the business and affairs of the Company, will be made by the Shareholder without the prior written consent of Uranium One, except to the extent required by applicable Laws.

7.2                                                                               Assignment

Uranium One may assign its rights under this Agreement to any of its Affiliates.  This Agreement will not be assignable by the Shareholder hereto without the prior written consent of Uranium One.  This Agreement will be binding upon and will enure to the benefit of and be enforceable by each of the Parties hereto and their respective successors, permitted assigns, heirs, executors and personal representatives, as the case may be.

7.3                                                                               Expenses

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such expenses, provided that in the case of the Shareholder, such expenses shall be paid by the Company.

7.4                                                                               Damage Provisions

The Shareholder acknowledges and agrees that this Agreement is an integral part of the transactions contemplated in respect of the Business Combination and that Uranium One would not contemplate entering into the Combination Agreement and participating in the Business Combination unless this Agreement was executed, and that a breach by the Shareholder of any covenant or other obligation contained in this Agreement will cause Uranium One to sustain irreparable and immediate harm and injury for which Uranium One would not have an adequate remedy at law for monetary damages and for which Uranium One could not be made whole by monetary damages. It is accordingly agreed that in the event of any breach hereof by the Shareholder, (i) Uranium One will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to the remedy of specific performance of this Agreement and/or preliminary or permanent injunctive and other equitable relief, (ii) the Shareholder will waive, in any action for specific performance, injunctive relief and/or any other equitable remedy, the defence of adequacy of a remedy at law, and (iii) the Shareholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief.

7.5                                                                               Exercise of Rights

All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by any Party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, will not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

7.6                                                                               Time

Time shall be of the essence of this Agreement.

7.7                                                                               Notice

Any notice, demand or other communication required or permitted to be given or made hereunder will be in writing and will be delivered personally or by courier (delivery confirmed) during normal business hours on a Business Day at the relevant address set forth below or sent by facsimile or other means of recorded electronic communication (provided such transmission is confirmed), in the case of:

(a)                                  the Shareholder, addressed at the address set forth in Schedule A;

(b)                                 Uranium One, addressed as follows:

sxr Uranium One Inc.
Suite 1610 - 390 Bay Street
Toronto, Ontario, M5H 2Y2

Attention:                                         Neal Froneman, Chief Executive Officer

Facsimile:                                       (416) 363-6806

with a copy (which will not constitute notice) to:

Fasken Martineau DuMoulin LLP
Suite 3600, Toronto Dominion Bank Tower
Toronto-Dominion Centre
66 Wellington Street West
Toronto, Ontario
M5K 1N6

Attention:                                         John S.M. Turner

Facsimile:                                       (416) 364-7813

Any notice, demand or other communication so given will be deemed to have been given or made and received on the day of delivery, if so delivered, and on the day of sending by facsimile or other means of recorded electronic communication (provided such day is a Business Day and, if not, on the first Business Day thereafter).  Any Party may from time to time change its address for notice by notice to the other Party hereto given in the manner aforesaid.

7.8                                                                               Governing Law

This Agreement and the rights and obligations of the Parties hereto will be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  Each Party hereto irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

7.9                                                                               Entire Agreement

This Agreement, together with the Combination Agreement, will constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements with respect to the subject matter hereof, express or implied, between Uranium One on the one hand and the Shareholder on the other hand, other than as expressly set forth in this Agreement.

7.10                                                                        Further Assurances

Each Party hereto will, from time to time, execute and deliver all such further documents and instruments and do all acts and things as the other Party may, either before or after the completion of the Business Combination, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

7.11                                                                        Amendment and Waiver

No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the Parties hereto and no waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

7.12                                                                        Counterparts

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and may be delivered by any Party by facsimile.

7.13                                                                        Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

7.14                                                                        Independent Legal Advice

The Shareholder acknowledges that:

(a)                                  the Shareholder has read this Agreement in its entirety, understands this Agreement and agrees to be bound by its terms and conditions;

(b)                                 the Shareholder has been advised to seek independent legal advice with respect to the Shareholder executing and delivering this Agreement and has received such advice or has, without undue influence, elected to waive the benefit of any such advice; and

(c)                                  the Shareholder is entering into this Agreement voluntarily.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED	)
in the presence of:	)
)
)
)
Witness Name:))		Name
)

SXR URANIUM ONE INC.

By:
Authorized Signing Officer

SCHEDULE A
OWNED SECURITIES

The following chart indicates the number of Owned Securities beneficially owned, directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction directly or indirectly (please provide the details of any indirect ownership).

Name of Shareholder, Address and Facsimile Number	Number of EMC Common Shares	Number of EMC Options	Number of EMC Warrants